News Release

FIRST FINANCIAL CORPORATION
One First Financial Plaza, Terre Haute, Indiana 47807 (812) 238-6000

For more information contact:
February 3, 2016	Rodger A. McHargue at (812) 238-6334

First Financial Corporation Announces Stock Repurchase Plan

TERRE HAUTE, INDIANA - First Financial Corporation (NASDAQ:THFF) today announced that its Board of Directors has authorized a stock repurchase program to purchase up to 5% of the company's outstanding common stock.

The shares may be repurchased periodically in open market transactions at prevailing market prices, in privately negotiated transactions, or by other means in accordance with federal securities laws. The actual timing, number and value of shares repurchased under the program will be determined by management at its discretion and will depend on a number of factors, including the market price of First Financial’s stock, general market and economic conditions, and applicable legal requirements. Repurchased shares will be held by the Corporation as authorized but unissued shares and may be utilized for general corporate purposes.

First Financial Corporation and Subsidiaries

First Financial Corporation is the holding company for First Financial Bank N.A. in Indiana and Illinois, The Morris Plan Company of Terre Haute and Forrest Sherer Inc. in Indiana. The Corporation has total assets in excess of $3 billion with equity capital in excess of $408 million as of December 31, 2015.

First Financial Corporation's common stock is traded on the NASDAQ Global Select Market under the symbol THFF.

Caution About Forward-Looking Statements

We make forward-looking statements in this news release that are subject to risks and uncertainties. We intend these statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Corporation does not intend, and undertakes no obligation, to update or revise any forward-looking statements contained in this release, whether as a result of differences in actual results, changes in assumptions, or changes in other factors affecting such statements, except as required by law.